DEFINITIVE AGREEMENT

between

MUSCA HOLDING LIMITED

(a company incorporated in accordance with the laws of the British Virgin Islands under Registration Number 548729)

(collectively "the seller")

and

TRINITY LEARNING CORPORATION

(a company incorporated in accordance with the laws of the State of Utah in the United States of America under Entity Number 5118314-0142)

("the purchaser")

and

DANLAS LIMITED

(a company incorporated in accordance with the laws of the British Virgin Islands under Registration Number 548725)

("the company")


1.   INTERPRETATION


     In this agreement:

1.1 clause headings are used for convenience only and shall be ignored in its interpretation;

1.2 unless contrary to, or otherwise indicated by the context, an expression which denotes:

1.2.1     any gender includes the other genders;

1.2.2     a natural person includes an artificial person and vice versa;
          and

1.2.3     the singular includes the plural and vice versa;

1.3 the following expressions bear the meanings assigned to them below and cognate expressions bear corresponding meanings:

1.3.1 "this agreement" - this agreement read together with the appendices hereto;

1.3.2     "accounts"   the consolidated audited annual financial statements
          of the company as at and for the year ended 2003;

1.3.3 "associate" - in relation to Irca, another company in which Irca owns not less than so much of the share capital as confers on Irca the right to exercise more than 25% (twenty five per centum) of the voting rights exercisable at general meetings of such company, but which is not a subsidiary (as that terms is defined in the Companies Act 61 of 1973, of the RSA, as amended) of Irca;

1.3.4     "bank guarantees"   bank guarantees aggregating a maximum of
          US$500 000,00 (five hundred thousand United States Dollars) acceptable to the seller to be issued by the purchaser in favour of Standard Bank pursuant to 17.2 and which shall be pre-approved by Standard Bank;

1.3.5 "business day" - any day other than a Saturday, Sunday or public holiday in England;

1.3.6     "closing date"   30 November 2003;

1.3.7     "convertible notes"   the first convertible note and the
          convertible notes attached hereto as Appendices A1 and A2 to be signed by the purchaser contemporaneously with this agreement;

1.3.8     "escrow agent"- Reed Smith of London;

1.3.9     "escrow agreement"   the escrow agreement to be concluded by and
          between the purchaser, the seller and the escrow agent within 15 (fifteen) business days of the signature date substantially in the form attached hereto as Appendix B and subject to any reasonable amendments required in writing by the escrow agent;

1.3.10.   "fair market value"   means in relation to:

1.3.10.1. 10.5, the average of the closing price per share of the purchaser on the stock exchange reported for the ten business days immediately preceding the date of the occurrence of the relevant event which gives rise to the seller becoming liable to pay any amount to the purchaser pursuant to all or any of the indemnities contained in clause 10, or if the purchaser is not then listed on the stock exchange, the value per share of the purchaser as determined by KPMG London Office or their successor in practice at the relevant time ("KPMG") on the date of the occurrence of the relevant event which gives rise to the seller becoming liable to pay any amount to the purchaser pursuant to all or any of the indemnities contained in clause 10;

1.3.10.2. 1.3.22.1, 6.1.1, and 6,2,3,1, the average of the closing price per share of the purchaser on the stock exchange reported for the ten business days immediately preceding the first determination date;

1.3.10.3. 1.3.22.2, 6.1.2, and 6,2,3,2, the average of the closing price per share of the purchaser on the stock exchange reported for the ten business days immediately preceding the second determination date;

1.3.11.   "the first convertible note"   the convertible note attached
          hereto as Appendix A;

1.3.12.   "first determination date"   the date of the auditor's
          determination as contemplated in  1.3.22.1, 6.1.1, and 6,2,3,1;

1.3.13. "second determination date" - the date of the auditor's determination as contemplated in 1.3.22.2, 6.1.2, and 6,2,3,2;

1.3.14.   "the loan"   a loan of US$ 500 000,00 (five hundred thousand
          United States Dollars) to be lent and advanced by the purchaser to the company pursuant to 17.4;

1.3.15.   "first option"   the first option as that term defined in the
          sale of shares agreement;

1.3.16.   "GAAP"   Generally Accepted Accounting Principles in the RSA;

1.3.17.   "Irca"   Irca (Proprietary) Limited, a company incorporated in
          accordance with the laws of the Republic of South Africa under Registration Number 1986/004379/07);

1.3.18.   "Irca Group"   Irca, its subsidiaries (as that term is defined in
          the Companies Act 61 of 1973, of the RSA, as amended) and its associates from time to time;

1.3.19.   "negotiable form"   in respect of share certificates, bearer
          form, except where the relevant shares are registered in the name of a holder in which case the share certificates shall be accompanied by the relevant share transfer form duly executed by the holder;

1.3.20. "parties" - collectively the seller, the purchaser and the company;

1.3.21.   "profit before tax"   the consolidated profit before tax,
          depreciation and amortization of the Irca Group for the relevant period to be determined in accordance with the provisions of GAAP;


1.3.22. "the purchase consideration" - the purchase consideration of the sale shares as stated in 6.1, which purchase consideration shall be subject to adjustment upwards in accordance with the following:

1.3.22.1. if the Irca Group achieves a profit before tax for the financial year ended 30 June 2004 and its turnover for that period equals or exceeds US10 000 000,00 (ten million Unites States Dollars) as determined in writing by the auditors of the Irca Group at the relevant time, which determination the purchaser shall procure is completed as soon as practicable after 30 June 2004, the purchaser shall allot and issue to the seller 500 000 (five hundred thousand) fully paid ordinary shares in the capital of the purchaser at their fair market value within 10 (ten) business days of the first determination date;

1.3.22.2. if the Irca Group achieves a profit before tax for the financial year ended 30 June 2005 and its turnover for that period equals or exceeds US$12 500 000,00 (twelve million five hundred thousand Unites States Dollars) as determined in writing by the auditors of the Irca Group at the relevant time, which determination the purchaser shall procure is completed as soon as practicable after 30 June 2005, the purchaser shall allot and issue to the seller 500 000 (five hundred thousand ) fully paid ordinary shares in the capital of the purchaser at their fair market value within 10 (ten) business days of the second determination date; and;

1.3.23.   "RSA"   the Republic of South Africa;

1.3.24.   "the sale of shares agreement"   the sale of shares agreement to
          be concluded by and between the company, Irca Investments (Proprietary) Limited (a company incorporated in accordance with the laws of the RSA under Registration Number 2002/027567/07) and Irca;

1.3.25.   "sale shares" - the 1000 (one thousand__________________)
          ordinary shares of a nominal value of US$1.00 (One United States Dollar) each owned by the seller in the issued share capital of the company and which constitute 100% (one hundred per centum) of the entire issued share capital of the company;

1.3.26.   "second option"   the second option as that term is defined in
          the sale of shares agreement;

1.3.27. "secondary stock"- the combined amount of secondary stock (as that term is defined in each of the convertible notes) being 900 000 (nine hundred thousand) fully paid shares of common stock of the purchaser;

1.3.28. "signature date" - the date on which this agreement is signed by the party hereto which signs it last in time;

1.3.29.   Standard Bank"- the Standard Bank of South Africa Limited;

1.3.30. "stock exchange"- a primary stock exchange that is subject to financial requirements for listing such as the NASDAQ Small Cap, AMEX, NASDAQ National, or the NYSE but excluding secondary exchanges such as OTC BB;

1.3.31.   "subsidiary"   in relation to the company ("holding company") is
          another company in which the holding company:

1.3.31.1.      holds a majority of voting rights; or

1.3.31.2. is a member and has the right to appoint or remove a majority of such company's board of directors; or

1.3.31.3. is a member and controls alone or with other shareholders or members the majority of such company's voting rights;

1.3.32.   "turnover"   the consolidated turnover of the Irca Group for
          the relevant period to be determined in accordance with the provisions of GAAP;

1.4. if any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of this agreement;


1.5. where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail;

1.6. when any number of days is prescribed in this agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday in England, in which case the last day shall be the next succeeding business day;

1.7. the rule of construction, that this agreement shall be interpreted against the party responsible for the drafting and/or preparation hereof, shall not apply;

1.8. schedules, appendices or annexures to this agreement shall be deemed to be incorporated in and form part of this agreement; and

1.9. expressions defined in this agreement shall bear the same meanings in schedules, appendices or annexures to this agreement to the extent to which they do not themselves contain their own definitions.

2.   PREAMBLE

     It is recorded and agreed that:

2.1. the seller is agreeable to selling the sale shares to the purchaser upon the terms and conditions contained in this agreement; and

2.2       the parties wish to record their agreement in writing.

3.   COUNTERPARTS

     This agreement may be signed by the parties in any number of separate counterparts, including facsimile counterparts, each of which when signed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.


                                                                     Page 7
4.   SUSPENSIVE CONDITION

4.1. This agreement is subject to the company owning, on or before 1 November 2003, not less than 51% (fifty one per centum) of the issued ordinary share capital of Irca.

4.2. The seller shall use its best endeavours to procure the timeous fulfillment of the suspensive condition.

4.3. If the suspensive condition is not fulfilled for any reason whatsoever on or before 1 November 2003, then:

4.3.1. this whole agreement (other than 1, 3, this 4, 8, 11 to 15 (both inclusive) and 20, by which the parties shall remain bound) shall be of no force or effect;

4.3.2. without prejudice to 20 below, the parties shall be entitled to be restored as near as possible to the positions in which they would have been had this agreement not been entered into; and

4.3.3. neither party shall have any claim against the other in terms of this agreement except for such claims (if any) as may arise from a breach of this 4 or from any other provision of this agreement by which the parties remain bound.

5.   SALE OF SALE SHARES

     Notwithstanding the signature date, the seller sells to the purchaser which purchases the sale shares with full title guarantee, free from any encumbrances and with all rights attaching to them with effect to and from the closing date, on which date all risk in and benefits attaching to the sale shares shall be regarded as having passed to the purchaser.

6.   PURCHASE CONSIDERATION AND DISCHARGE

6.1. The purchase consideration payable by the purchaser to the seller for the sale shares is the convertible notes, which purchaser consideration shall be subject to upward adjustment as follows:

6.1.1. if the Irca Group achieves a profit before tax for the financial year ended 30 June 2004 and its turnover for that period equals or exceeds US$10 000 000,00 (ten million Unites States Dollars) as determined in writing by the auditors of the Irca Group at the relevant time, which determination the purchaser shall procure is completed as soon as practicable after 30 June 2004, the purchaser shall allot and issue to the seller 500 000 (five hundred thousand) fully paid ordinary shares in the capital of the purchaser at their fair market value within 10 (ten) business days of the first determination date;



                                                                     Page 8

6.1.2. if the Irca Group achieves a profit before tax for the financial year ended 30 June 2005 and its turnover for that period equals or exceeds US$12 500 000,00 (twelve million five hundred thousand Unites States Dollars) as determined in writing by the auditors of the Irca Group at the relevant time, which determination the purchaser shall procure is completed as soon as practicable after 30 June 2005, the purchaser shall allot and issue to the seller 500 000 (five hundred thousand ) fully paid ordinary shares in the capital of the purchaser at their fair market value within 10 (ten) business days of the second determination date; and

6.2.      The purchase consideration shall be discharged as follows:

6.2.1. by delivery by the purchaser to the seller on the closing date of the convertible notes duly signed by the purchaser against confirmation in writing procured by the seller from the escrow agent that the sale shares have been delivered to it as contemplated in 7.1.1;

6.2.2. if the purchase consideration requires to be adjusted upwards pursuant to 6.1 then any such adjustment shall be discharged as follows-

6.2.2.1 if the Irca Group achieves a profit before tax for the financial year ended 30 June 2004 and its turnover for that period equals or exceeds US$10 000 000,00 (ten million Unites States Dollars) as determined in writing by the auditors of the Irca Group at the relevant time, which determination the purchaser shall procure is completed as soon as practicable after 30 June 2004, the purchaser shall allot and issue to the seller
                    500 000 (five hundred thousand) fully paid ordinary shares in the capital of the purchaser of a nominal value of $0,01 (one United States cents) each at their fair market value within 10 (ten) business days of the first determination date;

6.2.2.2. if the Irca Group achieves a profit before tax for the financial year ended 30 June 2005 and its turnover for that period equals or exceeds US$12 500 000,00 (twelve million five hundred thousand Unites States Dollars) as determined in writing by the auditors of the Irca Group at the relevant time, which determination the purchaser shall procure is completed as soon as practicable after 30 June 2005, the purchaser shall allot and issue to the seller 500 000 (five hundred thousand ) fully paid ordinary shares in the capital of the purchaser of a nominal value of $0,01 (one United States cents) each at their fair market value within 10 (ten) business days of the first determination date.


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7.   CLOSING

          At 10h30 on the closing date, representatives of the parties shall meet at HR Levin Attorneys, Notaries & Conveyancers, which is situate at Kentgate, 64 Kent Road, cnr Oxford Road, Dunkeld, Johannesburg. At that meeting the purchaser shall deliver the purchase consideration to the seller and simultaneously therewith the seller shall:

7.1.1. for the purposes of 19.2, deliver to the escrow agent the share certificates in respect of the sale shares in negotiable form to be held in escrow pursuant to this agreement and the escrow agreement for the purchaser as owner and the seller as pledgee provided that the purchaser and the seller shall procure that the sale shares shall be released from escrow and delivered to the purchaser on the tenth anniversary of the closing date if the deemed sale contemplated in 19 below has not occurred;

7.1.2. deliver to the purchaser written resignations of those directors and the secretary of the company as the purchaser may require by giving written notice to that effect to the seller by no later than 10 (ten) business days prior to the closing date;

7.1.3. procure that a resolution of the directors of the company is passed:

7.1.3.1. approving the transfer of the sale shares pursuant to this agreement; and

7.1.3.2. accepting the resignations tendered in terms of 7.1.2 above and appointing such persons as the purchaser may nominate in writing as directors and secretary of the company.

7.2. The seller shall either deliver to the purchaser or place the purchaser or the purchaser's representative in control of all of the books, records and documents of the company.

7.3. All certificates in respect of the sale shares shall remain in the possession of the escrow agent save as expressly otherwise provided in this agreement and the escrow agreement.

7.4. Subject to the provisions of the escrow agreement, the seller and the purchaser agree and shall procure that the escrow agent may not release the share certificates in respect of the sale shares unless:

7.4.1. a written notice, signed by the seller and the purchaser addressed to the escrow agent, directs the escrow agent to release the share certificates in respect of the sale shares in negotiable form to the person specified in the notice;

7.4.2. delivery is required to give effect to the terms of this agreement, in which event the seller and the purchaser shall be obliged to give the notice referred to in 7.4.1 to the escrow agent,

          or unless an order from a court of competent jurisdiction or award from an arbitral authority instructs the escrow agent as to how the sale shares should be disbursed.

8.   DISPUTES

8.1. Any dispute between any of the parties in regard to any matter arising out of this agreement or its interpretation or their respective rights and obligations under this agreement or its cancellation or alleged cancellation or any matter arising out of its cancellation or alleged cancellation, shall be referred for determination to an expert ("the expert"). The costs of the expert shall be borne and paid equally by the parties.

8.2.      The expert shall:

8.2.1. if the matter in issue is an accounting or financial matter only, be an independent auditor agreed upon between the parties or, failing such agreement, nominated by the President for the time being of the Institute of Chartered Accountants in England and Wales (or its equivalent) or his nominee at the instance of any of the parties;

8.2.2. if the matter in issue is a legal matter only, be Queen's Counsel of at least 5 (five) years' standing as such and practising as such at the London Bar agreed upon between the parties or, failing such agreement, nominated by the Chairman for the time being of the Bar Council of England and Wales (or its equivalent) or his nominee at the instance of any of the parties;

8.2.3. if the matter in dispute is any other matter, be an independent person agreed upon between the parties or, failing such agreement, nominated by Chairman for the time being of the Bar Council of England and Wales (or its equivalent), provided that if the parties cannot agree into which category the dispute falls, it shall be deemed to be a legal matter only.

8.3. The appointment of the expert shall be agreed upon between the parties to the dispute, but failing agreement between them within a period of 14 (fourteen) days after the resolution of the dispute has been demanded, any of the parties shall be entitled to request the chairperson at the relevant time of the London Bar Council (or his representatives) to make the appointment and, in making the appointment, to have regard to the nature of the dispute.

8.4. The expert shall act in all respects as an expert and not an arbitrator and shall not be bound to follow the general principles of the laws of any country, but shall decide any dispute according to what the expert considers just and equitable in the circumstances.

8.5.      The decision of the expert:

8.5.1. shall be final and binding on the parties in the absence of a manifest error in calculation;

8.5.2.         shall be carried into effect; and

8.5.3.         may be made an order of any court of competent jurisdiction.

8.6.      The provisions of this clause 8:

8.6.1. constitute an irrevocable consent by the parties to any proceedings in terms of this clause 8 and none of the parties shall be entitled to withdraw therefrom or claim at any stage of the proceedings that it is not bound by such proceedings;

8.6.2. are severable from the rest of this agreement and shall remain in effect despite the termination of or invalidity or alleged invalidity for any reason of this agreement or any part thereof;

8.6.3. shall not preclude any of the parties hereto from instituting any injunctive proceedings in any appropriate court.

9.   WARRANTIES

9.1. The seller gives to the purchaser the warranties contained in Appendix C hereto ("the warranties in favour of the purchaser") and the purchaser gives to the seller the warranties contained in Appendix D hereto ("the warranties in favour of the seller").

9.2. The purchaser shall not be entitled to cancel this agreement as a consequence of any breach by the seller of any such warranties, unless the breach is a material breach of a material warranty which goes to the root of this agreement and the breach is incapable of being remedied by payment of compensation or, if it is capable of being remedied by payment of compensation, the seller fails to pay the purchaser such compensation within 30 (thirty) days of the amount thereof being determined and communicated in writing to the seller.

9.3. The provisions of 9.2 shall apply mutatis mutandis in respect of the warranties in favour of the seller.

9.4. The seller indemnifies the purchaser against any loss, liability, damage or expense which the purchaser may suffer pursuant to a breach by the seller of the warranties in favour of the purchaser. The purchaser indemnifies the seller against any loss, liability, damage or expense which the seller may suffer pursuant to a breach by the purchaser of the warranties in favour of the seller.

10.  INDEMNITIES

10.1 Without prejudice to any of the rights of the purchaser arising from any of the provisions of this agreement, the seller indemnifies the purchaser and hold it harmless against all loss, liability, damage or expense ("damages") which the purchaser and/or the company may suffer as a result of or which may be attributable to:

10.1.1. any liability of the company, whether actual, contingent or otherwise arising out of or relating to any action or failure to act occurring prior to the signature date not reflected in its most recent audited annual financial statement ("the accounts");

10.1.2. any liability of the company for taxation not provided for in the accounts arising from or out of the profits or income of the company out of or relating to any action or failure to act occurring for all periods prior to the signature date, for which purpose the term "taxation" shall include:

10.1.2.1.           normal taxation;

10.1.2.2.           value-added tax;

10.1.2.3.           regional services levies;

10.1.2.4.           secondary tax on companies;

10.1.2.5.           capital gains tax;

10.1.2.6.           all other forms of taxation;

10.1.2.7. any taxation arising from new assessments of taxation and/or the reopening of any income tax assessments of the company; and

10.1.2.8. any penalties or interest as a result thereof and/or in regard to any of the aforegoing;

10.1.3. any claims or liabilities due to a third party (including claims or liabilities for consequential loss) arising out of or relating to any action or failure to act occurring before the signature date and not provided for in the accounts or which occurs between the signature date and the closing date; and

10.1.4. any breach by the seller or in the event any third party alleges facts that, if true, would mean the seller has breached of any of the warranties in favour of the purchaser, and/or the representations and covenants contained herein and/or any other agreement, instrument, certificate or document executed or delivered pursuant to this agreement.

10.2. The purchaser shall be deemed to have suffered a loss equivalent to the amount of any liabilities or claims against which it is indemnified in terms of 10.1.

10.3. The purchaser shall endeavour to notify the seller of any claim which may be made against the company in respect of any of the matters referred to in 10.1 within a reasonable time of the purchaser becoming aware thereof, to enable the seller to endeavour, if they so elect, to take steps to contest such claim.

10.4. The seller shall be entitled to contest the claim concerned in the name of the company arising out of or relating to any action or failure to act occurring prior to the signature date and shall be entitled to control the proceedings in regard thereto, provided that:

10.4.1. the seller utilizes legal counsel selected by the seller and approved by the purchaser in writing;

10.4.2. the seller indemnifies the purchaser and the company against all party and party and solicitor and client costs and any other legal costs incidental to or arising out of the proceedings which may be incurred as a consequence of such steps and furnishes to the purchaser and the company reasonable security against such costs; and

10.4.3. the seller shall not settle or otherwise compromise any such claim, action or proceeding without the prior written consent of the purchaser, such consent not to be withheld unreasonably and such consent not to be withheld at all if the judgment or settlement contains a full release reasonably satisfactory to the purchaser and can be satisfied in its entirety by the seller without any obligation on the part of the purchaser; and

10.4.4. the purchaser shall procure that the company renders reasonable assistance to the seller at the seller cost and expense, in regard to the steps taken by the seller.

10.5. Without prejudice to any of the other rights of the purchaser under this agreement, if the seller becomes liable to pay any amount to the purchaser pursuant to all or any of the indemnities contained in this clause 10, then the purchaser shall be entitled, by delivering written notice to that effect to the seller to require that all or any part of such amount be satisfied by the reduction of the number of the secondary stock specified in that written notice. In such event, the reduction in the number of secondary stock shall be regarded as discharging such amount of the seller's liability pursuant to this clause 10 as shall be calculated by multiplying the number of secondary stock specified in such written notice by the fair market value thereof.

10.6. The indemnities contained herein shall apply mutatis mutandis to each of the subsidiaries.

11.  APPLICABLE LAW AND JURISDICTION

          Subject to 8, all rights and obligations arising from or pursuant to the provisions of this agreement shall be governed exclusively by the laws of England and the courts of England shall have exclusive jurisdiction in respect of any matters and/or disputes arising between the parties hereto and/or any of their respective heirs, successors-in-title and assigns.

12.  ADDRESS AND NOTICES

12.1. Each of the parties chooses as their address ("address") for the purposes of the giving of any notice, the payment of any sum, the serving of any process and for any other purpose arising from or pursuant to this agreement, as follows:

12.1.1.        the seller     :    c/o Rosebank Limited
                                   1st Floor, Bloc C
                                   L' Estoril, Avenue Princess Grace
                                   Monte Carlo, Monaco
               Telefacsimile  :    09377 9325 6270

12.1.2.        the purchaser  :    1831 Second Street
                                   Berkeley
                                   California
                                   94710, United States of America
               Telefacsimile  :    +1 510 540 9313

12.1.3.        the company    :    c/o Rosebank Limited
                                   1st Floor, Bloc C
                                   L' Estoril, Avenue Princess Grace
                                   Monte Carlo, Monaco
               Telefacsimile  :    09377 9325 6270

12.2. Any of the parties shall be entitled from time to time, by written notice to the others, to vary its address in the United States of America or Monaco, as the case may be, to any other address which is not a post office box or poste restante, provided that any such change of address will only become effective on the seventh business day after the delivery of such written notice to the other parties.

12.3. Any notice given and any payment made by any party to all or any of the others ("the addressees") which:

12.3.1. is delivered by hand or, in the case of a notice, transmitted by telefacsimile during the normal business hours of the addressees at the addressees' address at the relevant time shall be rebuttably presumed to have been received by the addressees on the first business day after the date of such delivery or transmission, as the case may be;

12.3.2. is delivered by courier to the addressees' address at the relevant time shall be rebuttably presumed to have been received by the addressees on the third business day after the date that it is handed to the courier service.

12.4. Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by an addressee shall be regarded as an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen address.

13.  GENERAL

13.1. This agreement constitutes the sole record of the agreement between the parties in regard to the subject matter hereof.

13.2. None of the parties shall be bound by any representation, warranty, promise or the like not recorded in this agreement.

13.3. No addition to or variation or agreed cancellation or novation of this agreement shall be of any force or effect unless in writing and signed by or on behalf of the parties.

13.4. Any indulgence which any of the parties may grant to the others in terms of or pursuant to this agreement shall neither constitute a waiver of any of the rights of the party which granted such indulgence nor a novation hereof.

13.5. Nothing in this clause 13 limits or excludes the liability for fraud.

14.  BREACH

     Subject to 9.2 and 9.3, should any of the parties ("defaulting party") commit a material breach of any of the material provisions of this agreement and fail to remedy such breach within 30 (thirty) days (or such longer period as may be reasonably required to remedy such breach) after receiving written notice from any of the other parties ("aggrieved party") to do so, then the aggrieved party shall be entitled, without prejudice to the aggrieved party's other rights in law, to claim specific performance of all of the defaulting party's obligations, without prejudice to the aggrieved party's rights to claim damages.

15.  CONFIDENTIALITY

     Each of the parties undertakes to keep confidential and to endeavour to ensure that each of their respective employees, executives and representatives keeps confidential any information relating to the provisions of this agreement save to the extent to which any such information is in the public domain and/or is obtained from another lawful source and/or is required to be discharged and/or published to comply with any rules, regulations, requirements or directions of any statutory body and/or stock exchange.

16.  SUBSTITUTION

     The purchaser shall be entitled to nominate in writing any third party or third parties to be the buyer/s of the whole or any portion of the sale shares in lieu of the purchaser itself, provided however that the purchaser itself shall remain responsible nevertheless to procure that the purchase price and all of the other obligations of the purchaser in terms of this agreement are discharged.

17. BOARD COMPOSITION, APPOINTMENT OF MANAGING DIRECTOR, THE FIRST LOAN AND THE SECOND LOAN, AND SUBSIDIARIES

17.1. The parties shall co-operate in procuring that within 60 (sixty) business days after the closing date, Mr Martin Steynberg shall be appointed to the board of directors of the purchaser as a non-executive director and Mr Carel Labuschagne ("Carel") shall be invited to be an observer at meetings of the board of directors of the purchaser. In addition, the parties shall co-operate in procuring that that a company is formed known as Trinity Learning International (or a similar name) ("Trinity International") and that Trinity International makes a reasonable and commensurate offer to:

17.1.1. Mr Carel Labuschagne to employ him as the chief executive officer of Trinity International; and

17.1.2.        Mr Vaughn Clarke to employ him as an executive of Trinity
               International.

17.2. The purchaser shall procure that the bank guarantees are issued within 30 (thirty) business days after the closing date in order to cause the release of the security which has been furnished by Irca to Standard Bank ; provided that prior to the issue of the bank guarantees, the purchaser receives written confirmation from Standard Bank acceptable to it confirming that all security held by it in respect of Irca shall be released upon the issue of the bank guarantees and the delivery thereof to Standard Bank.


17.3. The parties shall procure that the seller and the purchaser shall be each entitled to appoint an equal number of directors to the board of directors of the company with effect from the closing date.

17.4 The purchaser and the company record and agree that the loan shall be lent and advanced free of interest by the purchaser to the company as follows:

17.4.1. within 5 (five) business days of the closing date the loan shall be deposited by the purchaser into a bank account ("the bank account") to be held therein on behalf of the company;

17.4.2. the amount of the loan shall remain deposited in the bank account save as expressly otherwise provided in this agreement; and

17.4.3. withdrawals from the bank account may only be implemented in accordance with the following :

17.4.3.1. any such withdrawal may only be implemented pursuant to a resolution passed by the board of directors of the company; and

17.4.3.2. any such withdrawal resolution shall only be valid if at least one director appointed by the seller and at least one director appointed by the purchaser vote in favour of such resolution;

17.4.4.        the loan shall be repayable in full by no later than 31
               December 2005;

17.4.5. the loan shall be utilized by the company to fund Trinity International pursuant to a business plan approved by the seller and purchaser in writing, which plan shall be completed within 45 (forty five) business days after the signature date and which shall relate primarily to the international expansion of of the subsidiary.


17.5. The company agrees that it shall not exercise the first option and/or the second option until such time as the average of the closing price per share of the purchaser on the stock exchange reported for 10 (ten) consecutive business days equals or exceeds US$2,00 (two United States Dollars) per share.

17.6. It is recorded that the purchaser presently only has ordinary shares of no par value in its issued share capital. Accordingly it is recorded and agreed that if the ordinary shares in the purchaser are consolidated or subdivided at any time-

17.6.1. the applicable numbers of such shares in the purchaser for the purposes of this agreement; and

17.6.2. the applicable closing price per share of the purchaser on the stock exchange for the purposes of this agreement,

          shall be adjusted accordingly and if any disagreement occurs in relation to such adjustment, the result of the adjustment shall be certified correct by the purchaser's auditors at the relevant time and the decision of such auditors, acting as experts and not as arbitrators, shall be final and binding on the parties in the absence of any manifest error in calculation.

18.  LEGENDS

     The seller understands that the convertible note, the shares issuable upon conversion of the convertible note and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

18.1. "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED"; and/or

18.2. any legend required by the securities laws of any jurisdiction to the extent such laws are applicable to the securities represented by the instrument so legended.

19.  DEEMED SALE

19.1. If an event of default as defined in section 8 of the first convertible note occurs, the purchaser shall be deemed to have sold the sale shares to the seller for cash at their par value ("the deemed offer purchase consideration") on the day immediately preceding the date upon which the aforementioned event of default occurs ("the deemed sale date").

19.2. As security for the due performance of the purchaser's obligations to the seller in terms of 19.1 above, the purchaser agrees to pledge the sale shares to the seller pursuant to the deed of pledge attached hereto as Appendix E which deed of pledge shall be signed and executed by the purchaser and the seller contemporaneously with this agreement on the basis that the sale shares as pledged shall be delivered in negotiable form to the escrow agent as contemplated in 7.1.1 and remain in escrow in terms of this agreement and the escrow agreement for the purchaser as owner and the seller as pledgee.

19.3. All certificates in respect of the sale shares shall remain in the possession of the escrow agent save as expressly otherwise provided in this agreement and the escrow agreement.

19.4. Subject to the provisions of the escrow agreement, the seller and the purchaser agree and shall procure that the escrow agent may not release the share certificates in respect of the sale shares unless:

19.4.1. a written notice, signed by the seller and the purchaser addressed to the escrow agent, directs the escrow agent to release the share certificates in respect of the sale shares in negotiable form to the person specified in the notice;

19.4.2. delivery is required to give effect to the terms of this agreement, in which event the seller and the purchaser shall be obliged to give the notice referred to in 19.4.1 to the escrow agent,

          or unless an order from a court of competent jurisdiction or award from an arbitral authority instructs the escrow agent as to how the sale shares should be disbursed.

19.5. The seller and the purchaser shall procure that the escrow agent shall, as provided in 19.4, release the share certificates in respect of the sale shares in negotiable form to the seller within 10 (ten) business days after the deemed sale date against cash payment of the deemed offer purchase consideration.

20.  COSTS

Each of the parties shall bear and pay their own costs of and incidental to the negotiation, drawing and conclusion of this agreement, provided however that any duty payable with respect to the registration of the transfer of the sale shares pursuant to this agreement shall be borne and paid by the purchaser. The costs payable to the escrow agent for their services, which costs are referred to in the escrow agreement, shall be borne and paid equally by the seller and the purchaser. In addition, the seller and the purchaser shall be jointly and severally liable in favour of the escrow agent for such costs.

21.  CANCELLATION OF CERTAIN DOCUMENTS

21.1. The parties agree that the Definitive Agreement concluded by and between the parties and signed by the purchaser on 17 September 2003 the seller and the company on 18 September 2003 is upon the signature date hereby cancelled and of no further force and effect.

21.2. The seller and the purchaser agree that the following documents are upon the signature date hereby cancelled and of no further force and effect-

21.2.1. the convertible notes signed by the purchaser on 17 September 2003 and by the seller on 18 September 2003;

21.2.2. the Deed of Pledge concluded by and between the purchaser and the seller and signed by the purchaser on 17 September 2003 and by the seller on 18 September 2003.

21.3. The execution of this agreement, the convertible notes and the Deed of Pledge (referred to in 19.2) shall respectively substitute and replace the documents referred to in 21.1 and 21.2 above.

SIGNED at                          on                                 2003

AS WITNESSES:                      For: TRINITY LEARNING CORPORATION

1_______________________________

2_______________________________   _________________________________

                                   who warrants being duly authorised
                                   hereto





SIGNED at                          on                                 2003

AS WITNESSES:                      For: MUSCA HOLDING LIMITED

1_______________________________

2_______________________________   _________________________________
                                   who warrants being duly authorised
                                   hereto





SIGNED at                          on                                 2003

AS WITNESSES:                      For: DANLAS LIMITED

1_______________________________

2_______________________________   _________________________________
                                   who warrants being duly authorised
                                   hereto



                          APPENDICES A, A1 AND A2
                           THE CONVERTIBLE NOTES


                                 APPENDIX B
                            THE ESCROW AGREEMENT


                                 APPENDIX C
                 THE WARRANTIES IN FAVOUR OF THE PURCHASER

                                 APPENDIX D
                   THE WARRANTIES IN FAVOUR OF THE SELLER

                                 APPENDIX E
                               DEED OF PLEDGE


                            DEFINITIVE AGREEMENT

                                  between

                           Musca Holding Limited

                        Trinity Learning Corporation

                                    and

                              Danlas Limited










                                HR LEVIN ATTORNEYS, NOTARIES & CONVEYANCERS
                     Kentgate, 64 Kent Road, cnr Oxford Road, Dunkeld, 2196
                                PO Box 52235, Saxonwold, 2132, Johannesburg
                                      Tel: 011 788 1625   Fax: 011 788 1637
                                                 Reference: MR BRAD SEREBRO